Exhibit (8)(a)(3)(ai)

AMENDMENT NO. 1

PARTICIPATION AGREEMENT

The Participation Agreement, (the “Agreement”), dated April 30, 2003, by and among AIM Variable Insurance Funds, a Delaware Trust (“AVIF”), A I M Distributors, Inc., a Delaware corporation (“AIM”), MONY Life Insurance Company of America, an Arizona life insurance company (“LIFE COMPANY”), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an “Account,” and collectively, the “Accounts”); and MONY Securities Corporation, an affiliate of LIFE COMPANY and the principal underwriter of the contracts (“UNDERWRITER”) (collectively, the “Parties”), is hereby amended as follows:

WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. All references to A I M Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.; and

WHEREAS, AXA Advisors, LLC has assumed the operations of MONY Securities Corporation. All references to MONY Securities Corporation will hereby be deleted and replaced with AXA Advisors, LLC; and;

WHEREAS, the parties wish to enable LIFE COMPANY to offer shares of the portfolios of AVIF in every LIFE COMPANY separate account;

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

Series I and II shares

AIM V.I. Basic Balanced Fund

AIM V.I. Basic Value Fund

AIM V.I. Capital Appreciation Fund

AIM V.I. Capital Development Fund

AIM V.I. Core Equity Fund

AIM V.I. Diversified Income Fund

AIM V.I. Dynamics Fund

AIM V.I. Financial Services Fund

AIM V.I. Global Health Care Fund

AIM V.I. Global Real Estate Fund

AIM V.I. Government Securities Fund

AIM V.I. High Yield Fund

AIM V.I. International Growth Fund

AIM V.I. Large Cap Growth Fund

AIM V.I. Leisure Fund

AIM V.I. Mid Cap Core Equity Fund

AIM V.I. Money Market Fund

AIM V.I. PowerShares ETF Allocation Fund

AIM V.I. Small Cap Equity Fund

AIM V.I. Technology Fund

AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

MLOA “L”

MLOA “A”

MLOA “P”

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All Contracts

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 19, 2010.

AIM VARIABLE INSURANCE FUNDS

Attest: ______________________
Name: Peter Davidson
Title: Assistant Secretary

By: ______________________
Name: John M. Zerr
Title: Senior Vice President

INVESCO AIM DISTRIBUTORS, INC.

Attest: ______________________
Name: Peter Davidson
Title: Assistant Secretary

By: ______________________
Name: John S. Cooper
Title: President

MONY LIFE INSURANCE COMPANY OF AMERICA, on behalf of itself and its separate accounts

Attest: ______________________
Name: Kenneth Beitler
Title: Vice President

By: ______________________
Name: Steven M. Joenk
Title: Senior Vice President

AXA ADVISORS, LLC

Attest: ______________________
Name: Kenneth Beitler
Title: Vice President

By: ______________________
Name: Christine Nigro
Title: President
AXA Advisors, LLC